                                                              Exhibit (10)(h)(5)



                       TRANSITION AND SEPARATION AGREEMENT


         This Transition and Separation Agreement (the "Agreement") is entered into this 30th day of November, 2001, between HUNT CORPORATION, a Pennsylvania corporation (the "Company"), and DONALD L. THOMPSON ("Thompson").

                                   BACKGROUND

         Thompson currently is President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The parties desire by this Agreement to set forth the terms of Thompson's separation from and transition out of the Company as hereinafter provided.

         THEREFORE, in consideration of the mutual obligations and agreements contained herein and intending to be legally bound, the Company and Thompson hereby agree as follows:

         1. Status and Duties.

         (a) Resignation as President. Thompson hereby resigns as President, effective November 30, 2001.


         (b) Termination of Employment. Thompson's employment with the Company and its subsidiaries shall terminate on May 31, 2002, but he shall continue as Chairman of the Board and a director of the Company as hereinafter provided.

         (c) Duties during Transition Period. During the period from the date of this Agreement until his termination of employment (the "Transition Period"), Thompson shall continue as Chief Executive Officer of the Company and, in addition to the duties of such position as set forth in Section 1 of the Employment Agreement between the Company and Thompson dated April 8, 1996, as amended (the "Employment Agreement"), shall assist with the orientation and training of a successor Chief Executive Officer; provided, however, that the Board of Directors shall have the right to require the resignation of Thompson as Chief Executive Officer earlier during the Transition Period if it so desires, but his ceasing to be Chief Executive Officer shall not affect his status as an employee of the Company or his right to his compensation and benefits through the end of the Transition Period, unless his employment is terminated for cause (as defined in the Employment Agreement) occurring after the date of this Agreement ("Cause").

         (d) Compensation and Benefits during Transition Period. During the Transition Period, Thompson shall be entitled to the compensation and benefits set forth in Section 3 of the Employment Agreement and Appendix A thereto, as amended. In the event, however, of Thompson's death prior to May 31, 2002, the Transition Period shall end and commencing with the month following his date of death, the Company shall pay to Thompson's designated beneficiary, or if none is designated, to his estate over a thirty month period the severance compensation described in paragraph 2 of this Agreement and Section 4.1 of the Employment Agreement shall not apply.

         (e) Duties as Chairman of the Board. Following his termination of employment and until his resignation as Chairman of the Board, Thompson, as part of his duties as Chairman, shall continue to assist with the orientation and training of the new Chief Executive Officer and shall otherwise assist the Board of Directors as reasonably requested, particularly in connection with strategic issues and planning for the Company. Thompson shall not be entitled to any compensation from the Company (for services as a director or otherwise) other than his severance compensation during the time he serves as a non-employee director.

         (f) Resignation as Chairman of the Board. Thompson shall resign as Chairman of the Board of Directors of the Company and as a director of all subsidiaries of the Company effective November 30, 2002, or as of such earlier date as may be requested by the Board of Directors. Thompson may continue to serve out the remainder of his current term as a director of the Company if he so chooses.

         2. Severance Compensation Following Termination of Employment. (This provision amends and is substituted for the provisions of Section 4.4(b) of the Employment Agreement.) Commencing May 31, 2002, the Company shall pay to Thompson (or in the event of his death, to his designated beneficiary or, if none, to his estate) as severance thirty months of Base Salary as described in
Section 3.1 of the Employment Agreement. Following the end of the fiscal year commencing on December 3, 2001, the Company shall pay Thompson the annual incentive pay, if any, to which he would have been entitled had he remained Chief Executive Officer until the end of such fiscal year, provided his employment is not terminated for Cause. Such incentive pay, if any, with respect to the fiscal year commencing on December 3, 2001 shall be in lieu of any other incentive pay provided for under his Employment Agreement. With respect to the fiscal years commencing on December 2, 2002 and December 1, 2003, the Company shall pay to Thompson the average annual incentive compensation determined pursuant to Section 3.2(a) of the Employment Agreement, if any, received by Thompson from the Company with respect to fiscal years ending prior to January 1, 2003. The Base Salary shall be paid monthly and the annual incentive pay shall be paid at the conclusion of the applicable fiscal year. Such payments (other than any annual incentive pay earned for the fiscal year ending in 2002) shall be deemed to relate to services by Thompson prior to the execution date of this Agreement, and from and after the date of this Agreement, Thompson shall have the irrevocable right to receive such payments during such thirty-month period (the "Severance Period").

         3. Benefits Following Termination of Employment. (This provision amends and is substituted for the provisions of Section 4.4(c) of the Employment Agreement.) Thompson's benefits described in Section 3.3 of the Employment Agreement shall be continued during the Severance Period, either pursuant to the applicable plan or, in the sole discretion of the Company, on an unfunded basis by the Company, or in the case of medical and dental coverage, on an insured basis by the purchase of an individual policy, provided Thompson's employment is not terminated for Cause. Thompson shall not be entitled to participate in the

Company's Savings Plan and shall not be entitled to contribute Deferral Amounts to the Supplemental Executive Benefits Plan following his termination of employment. Thompson shall be entitled to receive all pension benefits accrued pursuant to the terms of the Company's Pension Plan and Supplemental Executive Benefits Plan to the date of termination and thereafter until the end of the Severance Period. The Severance Period shall be credited as benefit service and the compensation received by Thompson during such Severance Period shall constitute compensation for pension accrual purposes under the Supplemental Executive Benefits Plan to the extent not taken into account for pension accrual purposes under the Pension Plan, except as otherwise provided in the event of a Change in Control under Section 4.5(d)(vii) of the Employment Agreement. Such benefits shall be deemed to relate to services by Thompson prior to the execution date of this Agreement and from and after the date of this Agreement, Thompson shall have the irrevocable right (provided he is not terminated for Cause) to receive such benefits during the Severance Period.

         4. Modification of Deferred Compensation Plan. Notwithstanding the terms of the Deferred Compensation Plan, the following provisions shall take precedence and apply:

         (a) Separation Date shall mean November 30, 2002.

         (b) Thompson's initial election regarding distribution of his Deferred Cash and Dividend Accounts shall be made at least 60 days prior to the calendar year in which he elects to have his benefits commence.

         5. Change in Control. Notwithstanding any provision of the Employment Agreement to the contrary, Section 4.5 of the Employment Agreement with respect to a Change in Control shall continue to apply until November 30, 2002, provided, however, that the payments received under Section 2 of this Agreement shall reduce the amount of severance payable under Section 4.5(d)(iii) of the Employment Agreement and that the continuation of the benefits specified under
Section 4.5(d)(v)(2) of the Employment Agreement shall in no event extend beyond the end of the thirty-sixth month following the earlier of May 31, 2002 or the date of a Change in Control. Therefore, if a Change in Control as defined in the Employment Agreement occurs after May 31, 2002 and prior to December 1, 2002, for purposes of Section 4.5 of the Employment Agreement, Thompson shall be treated as if his employment had been terminated by the Company without cause immediately following such Change in Control. In no event shall there be any duplication of compensation or benefits as a result of a Change in Control. Nothing in this Agreement or Appendix I hereto is intended in any way to limit Thompson's right to assert a claim that he is entitled to the benefits of
Section 4.5 of the Employment Agreement with respect to a Change in Control occurring after November 30, 2002.

         6. Modification of Employment Agreement. This Agreement is a modification of certain provisions of the Employment Agreement as specified above. Except as modified above, the provisions of the Employment Agreement remain in full force and effect.

         7. Mutual Release. The compensation and benefits provided for in this Agreement constitute the entire compensation and benefits which Thompson shall be entitled to receive. Further, the parties concurrently herewith shall execute the Mutual Release attached hereto as Appendix I. If Thompson revokes such Mutual Release as provided in Section 3 thereof, this Agreement also shall be canceled and of no further force and effect.

         8. Knowing and Voluntary Agreement. Thompson acknowledges that he has carefully read and fully understands all of the provisions and effects of this Agreement, that he has received or had the opportunity to receive the assistance and advice of legal counsel of his choice in connection with this Agreement, that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation accepts the terms hereof, and that the Company has provided him with no less than 21 days to consider the terms of this Agreement before executing it.

         9. Governing Law. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.

         10. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof except as otherwise provided in this Agreement. This Agreement may not be altered or amended except by an agreement in writing signed by or on behalf of the party to be bound.

         11. No Waiver. The failure to insist upon strict compliance with any provision of this Agreement by any party shall not be deemed to be a waiver of any future noncompliance with such provision or of noncompliance with any other provision.

         12. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         IN WITNESS WHEREOF, Thompson has hereunto set his hand and, pursuant to the authorization from the Board of Directors of the Company, the Company has caused these presents to be executed in its name and on its behalf by its duly authorized officers.

----------------------------                -----------------------------------
Witness                                     Donald L. Thompson


ATTEST:                                     HUNT CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Secretary                                   Its:
                                                --------------------------------

                                   APPENDIX I
                                       to
                       TRANSITION AND SEPARATION AGREEMENT

                                 MUTUAL RELEASE


         This Mutual Release is entered into this ___ day of _________, 2001 between HUNT CORPORATION, a Pennsylvania corporation, (the "Company"), and DONALD L. THOMPSON ("Thompson").

         WHEREAS, the Company and Thompson desire to enter into a mutual release pursuant to a Transition and Separation Agreement between the Company and Thompson dated of even date herewith (the "Transition and Separation Agreement");

         NOW, THEREFORE, in consideration of the mutual promises set forth below and the parties entering into the Transition and Separation Agreement, and intending to be legally bound, the Company and Thompson hereby agree as follows:

         1. Release by Thompson.

         (a) Release. Thompson hereby releases and forever discharges the Company (including its subsidiaries, related companies, predecessors, successors, affiliates and their respective employees, officers, directors, shareholders and members) from any and all liabilities, obligations, claims, actions, causes of actions and demands of any type or nature whatsoever - known or unknown, suspected or unsuspected - which against any of them, Thompson, his heirs, successors and assigns, or any of them, ever had, now have or hereafter can or shall or may have, arising out of or based on any event or events from the beginning of the world to the date of this Mutual Release. Without limitation, this includes any and all claims arising from Thompson's employment, the termination of his status as an officer of the Company and or its subsidiaries or related companies, and the termination of his employment as contemplated in the Transition and Separation Agreement, including any claim of employment discrimination under the Age Discrimination in Employment Act ("ADEA"), the Pennsylvania Human Relations Act ("PHRA"), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act ("ADA"), or any other claim arising under any other federal, state or local law. The above release does not waive any rights or claims under the Transition and Separation Agreement which may arise after this Mutual Release is signed by Thompson.

         (b) Covenant Not to Sue. Thompson also hereby covenants and agrees that he will never institute a claim or sue the Company (including its subsidiaries, related companies, predecessors, successors, affiliates and their employees, officers, directors, shareholders and members), concerning any potential claim released under subsection (a) above.

         (c) Transition and Separation Agreement Governs. Thompson hereby acknowledges that he shall be entitled only to the payments and benefits specifically provided in the Transition and Separation Agreement and shall not be entitled to any other payments or benefits from the Company.

         2. Release by Company.

         (a) Release. The Company for itself and its subsidiaries hereby releases and forever discharges Thompson from any and all liabilities, obligations, claims, actions, causes of actions and demands of any type or nature whatsoever - known or unknown, suspected or unsuspected - which against Thompson the Company, its subsidiaries and their respective successors and assigns, or any of them, ever had, now have or hereafter can or shall or may have, arising out of or based on any event or events from the beginning of the world to the date of this Mutual Release. Without limitation, this includes any and all claims arising from Thompson's employment, the termination of his status as an officer of the Company, its subsidiaries and related companies, and the termination of his employment as contemplated in the Transition and Separation Agreement, or any other claim arising under any other federal, state or local law. The above release does not waive any rights or claims under the Transition and Separation Agreement which may arise after this Mutual Release is executed by the Company.

         (b) Covenant Not to Sue. In exchange for consideration provided under the Transition and Separation Agreement and Thompson's release of claims provided in Section 1 hereof, the Company also hereby covenants and agrees for itself and its subsidiaries that it and they will never institute a claim or sue Thompson concerning any potential claim released under subsection (a) above.

         3. Thompson Review of Mutual Release. The Company has given Thompson not less than twenty-one (21) days to consider this Mutual Release, and Thompson has been advised by the Company to consult an attorney prior to signing this Mutual Release. Thompson shall have the right to revoke or cancel this Mutual Release by submitting written notice of his revocation to the Company within seven (7) days after the date of his execution of this Mutual Release. If Thompson does not revoke it in the manner described, this Mutual Release shall become binding, irrevocable, and enforceable at the expiration of such seven (7) day revocation period, effective as of the date first above written.

THOMPSON'S SIGNATURE BELOW ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND UNDERSTANDS THIS MUTUAL RELEASE AND IS ENTERING INTO THE MUTUAL RELEASE VOLUNTARILY AND WITH THE INTENT TO BE LEGALLY BOUND.

                  IN WITNESS WHEREOF, Thompson has hereunto set his hand and, pursuant to the authorization from the Board of Directors of the Company, the Company has caused these presents to be executed in its name and on its behalf by its duly authorized officers all as of the day and year first above written.



----------------------------                -----------------------------------
Witness                                     Donald L. Thompson


ATTEST:                                     HUNT CORPORATION


                                            By:
-----------------------------                  ---------------------------------
Secretary                                   Its:
                                                --------------------------------